SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                    FORM 8-K


                                 CURRENT REPORT



                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934





                                  March 10, 2005
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)





                          ODYSSEY MARINE EXPLORATION, INC.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



          NEVADA                  1-31895                 84-1018684
---------------------------    ---------------   ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number



                            5215 West Laurel Street
                             Tampa, Florida  33607
           -----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code




                                (813) 876-1776
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code












ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

     On March 10, 2005 the Company completed a private placement of 2,700,000 units which were sold to four accredited institutional investors at a price of $2.50 per unit. Each unit consisted of one share of common stock and a warrant to purchase one share of common stock at an exercise price of $3.50 per share during the two year period following the closing of the offering. The Company paid an investment banking firm a commission of $400,000 in cash and 470,000 warrants which have the same terms as the warrants sold to the investors. The securities were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 406 promulgated thereunder. There was no general solicitation and the appropriate restrictive legend was placed on the certificates. See the attached press release for further information about the offering and the use of proceeds.

ITEM 7.01.  REGULATION FD DISCLOSURE

     On March 10, 2005, Odyssey Marine Exploration, Inc. issued a press release announcing that it had concluded a private placement. A copy of that press release is attached as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

     The following exhibit is not to be considered "filed" under the Securities Act of 1934, as amended ("Exchange Act"), and shall not be incorporated by reference into any of Odyssey Marine Exploration, Inc.'s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act.

     (c)  EXHIBITS.

              99.1  Press Release dated March 10, 2005



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   ODYSSEY MARINE EXPLORATION, INC.



Dated: March 10, 2005              By:/s/ John C. Morris
                                      John C. Morris, President